Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
 AS ADOPTED PURSUANT TO
 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, William R. Short, the Chief Executive Officer of Touchmark Bancshares, Inc. (the “Company”), does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

         1.        The quarterly report on Form 10-Q of the Company for the quarter ended September 30, 2009 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2.        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 16, 2009	By:	/s/ William R. Short
William R. Short
Chief Executive Officer
(Principal Executive Officer)